                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             BRIDGFORD FOODS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

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     Set forth the amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                          BRIDGFORD FOODS CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 10, 1999

                            ------------------------

TO THE SHAREHOLDERS OF
BRIDGFORD FOODS CORPORATION:

     The annual meeting of the shareholders of Bridgford Foods Corporation, a California corporation (the "Company"), will be held at the Four Points Sheraton,1500 South Raymond Avenue, Fullerton, California, on Wednesday, March 10, 1999 at 10:00 a.m., for the following purposes:

          (1) To elect eight directors to hold office for one year or until their successors are elected and qualified.

          (2) To ratify the proposal to approve the Company's 1999 Stock Incentive Plan.

          (3) To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year commencing October 31, 1998.

          (4) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on February 5, 1999 are entitled to notice of and to vote at said meeting or any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS RESPECTFULLY URGES YOU TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                                          By order of the Board of Directors

                                          William L. Bridgford
                                          Secretary
Anaheim, California
February 8, 1999

                          BRIDGFORD FOODS CORPORATION
               1308 NORTH PATT STREET, ANAHEIM, CALIFORNIA 92801

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 10, 1999

     The enclosed proxy is solicited by the Board of Directors of Bridgford Foods Corporation, a California corporation (the "Company"), for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held at the Four Points Sheraton,1500 South Raymond Avenue, Fullerton, California, on Wednesday, March 10, 1999 at 10:00 a.m., and at any adjournment thereof. All shareholders of record at the close of business on February 5, 1999 are entitled to notice of and to vote at such meeting. This Proxy Statement and the accompanying proxy are being mailed on or about February 8, 1999.

     The persons named as proxies were designated by the Board of Directors and are officers and directors of the Company. Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of the proxy. All proxies, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR election of the director nominees proposed by the Board of Directors and FOR the Company's 1999 Stock Incentive Plan, and FOR ratification of the Company's appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company. Management does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice hereof. However, if any other matter properly comes before the Annual Meeting, it is intended that the proxies, or their substitutes, will vote on such matters in accordance with their best judgment.

     All expenses incurred in connection with this solicitation will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock in a broker or nominee name.

     At the close of business on February 5, 1999, there were 11,369,812 shares of common stock of the Company outstanding. Each share of common stock entitles the holder thereof to one vote on each matter to be voted upon by such shareholders. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The directors of the Company are elected annually to serve until the next annual meeting of the shareholders or until their respective successors are elected. At the Annual Meeting, eight directors are to be elected. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the annual meeting. Each of these individuals has served as a director since the last annual meeting. All current directorships are being filled.

     Unless otherwise instructed, shares represented by the proxies will be voted for the election of the nominees listed below. Each nominee has indicated that he is willing and able to serve as director if elected. In the event that any of such nominees shall become unavailable for any reason, an event which management does not anticipate, it is intended that proxies will be voted for substitute nominees designated by management.

     The following table and biographical summaries set forth, with respect to each nominee for director, his age, the positions he holds in the Company and the year in which he first became a director of the Company. Data with respect to the number of shares of the Company's Common Stock beneficially owned by each of such directors as of February 5, 1999 appears on page 4 of this Proxy Statement.

                                                                                           YEAR
                                                                                       FIRST BECAME
NAME                                       AGE   CURRENT POSITION AT THE COMPANY(1)      DIRECTOR
----                                       ---   -----------------------------------   ------------
Allan L. Bridgford.......................  64    Chairman and Member of the
                                                 Executive Committee                       1952
Robert E. Schulze........................  64    President and Member of the
                                                 Executive Committee                       1980
Hugh Wm. Bridgford.......................  67    Chairman of the Executive Committee
                                                 and Vice President                        1952
Paul A. Gilbert..........................  56    Director                                  1993
John W. McNevin..........................  75    Director                                  1987
Steven H. Price..........................  58    Director                                  1988
Norman V. Wagner II......................  69    Director                                  1990
Paul R. Zippwald.........................  61    Director                                  1992


(1) Allan L. Bridgford and Robert E. Schulze are full-time employees of the Company. Hugh Wm. Bridgford and Allan L. Bridgford are brothers.

DIRECTORS

     Allan L. Bridgford, elected Chairman in March of 1995, served previously as President of the Company for more than five years and has been a full-time employee of the Company since 1957.

     Robert E. Schulze, elected President in March of 1995, served previously as Executive Vice President, Secretary and Treasurer of the Company for more than five years. Mr. Schulze has been a full-time employee of the Company since 1964.

     Hugh Wm. Bridgford, Chairman of the Executive Committee and elected Vice President in March of 1995, previously served as Chairman of the Board of the Company for more than five years and has been a full time employee of the Company since 1955. Hugh Wm. Bridgford reduced his work schedule to 80% in the 1997-98 fiscal year.

     Paul A. Gilbert has been Senior Vice President, Sales, Salomon Smith Barney, Inc. since August 1994 and was formerly with Kidder, Peabody & Co. Incorporated, an investment banking firm. Mr. Gilbert has held these respective positions for more than the past five years.

     John W. McNevin has been a consultant to Eastman/Office Depot, Inc., an office supply company since 1996. Prior to 1996, Mr. McNevin was vice president of Eastman/Office Depot, a position he held for more than five years.

     Steven H. Price has been in the family property management business for more than the past five years. Mr. Price also was active as an avocado farmer for more than five years prior to the sale of his property in 1991.

     Norman V. Wagner II was President of Signal Landmark Properties, Inc., a real estate development firm, from 1976 until his retirement in 1988. Mr. Wagner is currently retired.

     Paul R. Zippwald was Regional Vice President and Head of Commercial Banking for Bank of America NT&SA, North Orange County, California, for more than five years prior to his retirement in July 1992.

     During fiscal year 1998 the Company's Board of Directors held 12 regular monthly meetings. Each of the nominees holding office attended at least 75% of the monthly meetings. Non-employee directors were paid $800 for each meeting attended. Employee directors received no additional compensation for their services.

COMPENSATION AND AUDIT COMMITTEES

     During fiscal 1998, the Board of Directors maintained two committees, the Compensation Committee and the Audit Committee. The Compensation Committee consisted of Messrs. Gilbert, McNevin, Price, Wagner and Zippwald, each of whom served thereon without additional compensation. Each of these individuals were non-employee directors. The Compensation Committee is responsible for establishing and administering the Company's compensation arrangements for all executive officers. The Compensation Committee held two formal meetings during fiscal 1998, each of which was attended by all committee members.

     The Audit Committee consisted of Messrs. Gilbert, McNevin, Price, Wagner and Zippwald, each of whom served thereon without additional compensation. The Audit Committee meets periodically with the Company's independent public accountants and reviews the Company's accounting policies and internal controls. It also reviews the scope and adequacy of the independent accountants' examination of the Company's annual financial statements. In addition, the Audit Committee recommends the firm of independent public accountants to be retained by the Company and approves all material non-audit services provided by them. The Audit Committee held two formal meetings during fiscal 1998, each of which was attended by all committee members.

EXECUTIVE OFFICERS

     The Company has five executive officers elected on an annual basis to serve at the pleasure of the Board of Directors:

Allan L. Bridgford                           Chairman(1)
Robert E. Schulze                            President(1)
Hugh Wm. Bridgford                           Vice President(1)
Salvatore F. DeGeorge                        Senior Vice President
Lawrence D. English                          Vice President


(1) Messrs. Allan L. Bridgford, Robert E. Schulze and Hugh Wm. Bridgford are each members of the Company's Executive Committee which acts in the capacity of Chief Executive Officer of the Company.

     A biographical summary regarding Messrs. Allan L. Bridgford, Robert E. Schulze and Hugh Wm. Bridgford is set forth above under the caption "Directors." Biographical information with respect to the Company's other executive officers is set forth below:

     Salvatore F. DeGeorge, age 67, has served as a Vice President of the Company for more than the past five years and was elected Senior Vice President in 1990.

     Lawrence D. English, age 67, has served as a Vice President of the Company for more than the past five years.

                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of February 5, 1999 by each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, by each director, by each executive officer named in the Summary Compensation Table and by all officers and directors as a group.

                                       AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED
                                 -----------------------------------------------------------     PERCENTAGE OF
                                       SOLE               SHARED                                  OUTSTANDING
       NAME AND ADDRESS             VOTING AND          VOTING AND              TOTAL                SHARES
      OF BENEFICIAL OWNER        INVESTMENT POWER   INVESTMENT POWER(1)   BENEFICIALLY OWNED   BENEFICIALLY OWNED
      -------------------        ----------------   -------------------   ------------------   ------------------
Bridgford Industries...........     7,156,396                   --            7,156,379              62.94
Incorporated
  1308 N. Patt St.
  Anaheim, CA 92801

Hugh Wm. Bridgford.............        51,001            7,156,396            7,207,380              63.39
  1308 N. Patt St.
  Anaheim, CA 92801

Allan L. Bridgford.............       153,882            7,156,396            7,310,278              64.29
  1308 N. Patt St.
  Anaheim, CA 92801

Bruce H. Bridgford.............         5,987            7,156,396            7,162,383              62.99
  1308 N. Patt St.
  Anaheim, CA 92801

Baron R.H. Bridgford...........         1,654            7,156,396            7,158,050              62.96
  170 North Green St.
  Chicago, IL 60607

Robert E. Schulze..............       166,505                   --              166,505               1.46

Salvatore F. DeGeorge..........         2,522                   --                2,522                  *

Lawrence D. English............         5,282                   --                5,282                  *

Paul A. Gilbert................           605                   --                  605                  *

John W. McNevin................        15,138                   --               15,138                  *

Steven H. Price................         1,397                   --                1,397                  *

Norman V. Wagner II............         1,360                   --                1,360                  *

Paul R. Zippwald...............         1,452                   --                1,452                  *

All directors and officers as a
  group and beneficial owners
  of more than 5% of common
  stock (13 persons)...........     7,563,181                   --            7,563,181              66.52

*   Less than one percent (1%).

(1) Represents shares beneficially owned by Bridgford Industries Incorporated, a Delaware corporation ("BII"), which presently has no other significant business or assets. Allan L. Bridgford, Hugh Wm. Bridgford, Baron R.H. Bridgford and Bruce H. Bridgford presently own 16.06%, 10.54%, 9.54% and 10.29%, respectively, of the outstanding voting capital stock of BII and each has the right to vote as trustee or custodian for other stockholders of BII 0%,0%, 2.94% and 1.21%, respectively, of such outstanding voting capital stock. The remaining percentage of BII stock (49.3%) is owned of record, or beneficially, by 34 additional members of the Bridgford family. The officers of BII jointly vote all shares.

COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the preceding fiscal year its officers, directors and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the three fiscal years ended 1996, 1997 and 1998 to the Company's chief executive officer and the four remaining most highly paid executive officers whose salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                             ----------------------
                                                     ANNUAL COMPENSATION                  AWARDS   PAYOUTS
                                          ------------------------------------------      ------   -------
                                                                            OTHER(4)                             ALL(5)
                                                                             ANNUAL    RESTRICTED                OTHER
                                                                            COMPEN-      STOCK      OPTIONS/   COMPENSA-
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)     BONUS($)      SATION      AWARDS     SARS(#)     TION($)
      ---------------------------         ----   ---------   ------------   --------   ----------   --------   ----------
Allan L. Bridgford                        1998    199,108       410,000(2)(3)   --        -0-         -0-         -0-       3,500
  Chairman of the                         1997    185,490       320,000(2)(3)   --        -0-         -0-         -0-       3,500
  Board(1)                                1996    169,070       272,500(2)(3)   --        -0-         -0-         -0-       3,500

Robert E. Schulze                         1998    199,108       410,000(2)(3)   --        -0-         -0-         -0-          --
  President(1)                            1997    185,490       320,500(2)(3)   --        -0-         -0-         -0-          --
                                          1996    169,070       272,500(2)(3)   --        -0-         -0-         -0-          --

Hugh Wm. Bridgford                        1998    178,317       328,000(2)(3)   --        -0-         -0-         -0-       3,222
  Vice President and                      1997    185,490       320,000(2)(3)   --        -0-         -0-         -0-       3,222
  Chairman of the                         1996    169,070       272,500(2)(3)   --        -0-         -0-         -0-       3,222
  Executive Committee(1)

Salvatore F. DeGeorge                     1998     82,520       123,664(3)      --        -0-         -0-         -0-          --
  Senior Vice President                   1997     79,040       121,061(3)      --        -0-         -0-         -0-          --
                                          1996     75,860       107,850(3)      --        -0-         -0-         -0-          --

Lawrence D. English                       1998     63,780        90,672         --        -0-         -0-         -0-          --
Vice President                            1997     60,970        81,880         --        -0-         -0-         -0-          --
                                          1996     58,320        67,116         --        -0-         -0-         -0-          --


(1) Messrs. Hugh Wm. Bridgford, Allan L. Bridgford and Robert E. Schulze are members of the Company's Executive Committee which acts in the capacity of Chief Executive Officer of the Company.

(2) Represents deferred contingent compensation payable over periods of five years pursuant to bonuses granted by the Company's Compensation Committee.

(3) Includes amounts related to the Deferred Compensation Savings Plan as follows: Hugh Wm. Bridgford, Allan L. Bridgford and Robert E.
    Schulze-- $50,000 each ; Salvatore F. DeGeorge, $25,000. The Deferred Compensation Savings Plan enables certain employees designated by the Board of Directors to elect, during November of each calendar year, to defer the payment of a specified portion of their future compensation to subsequent years. The Company's obligation to pay the sums deferred is unsecured. Deferred sums are payable to participants upon retirement or termination of employment. In fiscal 1998, all sums deferred under the Deferred Compensation Savings Plan earned an interest rate of 9.84%. In future years the yield on these deferrals is credited at Moody's Investors Service, Inc. average seasoned bond rate plus 2%. Under current federal tax law, a participant will not be taxed on the amount of compensation deferred until it is paid to the participant pursuant to the Deferred Compensation Savings Plan.

(4) Other annual compensation does not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for any of the named executives.

(5) Represents premiums paid by the Company in connection with split dollar insurance policies.

RETIREMENT PLAN

     The Company has a defined benefit plan ("Plan") for those of its employees not covered by collective bargaining agreements. The Plan, administered by a major life insurance company, presently provides that participants receive an annual benefit on retirement equal to 1 1/2% of their total compensation from the Company during their period of participation from 1958. Benefits are not reduced by Social Security payments or by payments from other sources and are payable in the form of fully-insured monthly lifetime annuity contracts commencing at age 65 or the participant's date of retirement, whichever is later. Based on projections used for computing benefits under the Plan, the estimated annual benefits at normal retirement would be as follows: Allan L. Bridgford -- $52,320; Robert E. Schulze -- $48,492; Hugh Wm. Bridgford -- $47,460 Salvatore F. DeGeorge -- $34,620 and Lawrence D. English -- $23,592; all officers as a group (5 persons) -- $206,484.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Retirement benefits otherwise available to key executives under the Company's Plan have been limited by the effects of the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") and the Tax Reform Act of 1986 ("TRA"). To offset the loss of retirement benefits associated with TEFRA and TRA, the Company has adopted a non-qualified "makeup" benefit plan (Supplemental Executive Retirement Plan). Benefits will be provided under this plan for key employees equal to 60% of their final average earnings minus any pension benefits and primary insurance amounts available to them under Social Security. However, in all cases the combined benefits are capped at $120,000 per year. Eligibility is determined by the Board of Directors of the Company and the projected annual benefits to be paid at normal retirement date to those presently selected are as follows: Allan L. Bridgford -- $53,904; Robert E. Schulze -- $58,500; Hugh Wm. Bridgford -- $61,084 Salvatore F.
DeGeorge -- $64,447; all officers as a group (4 persons) -- $237,935.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graphs on page 8 and 9 shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company consists of the outside members of the Board of Directors. During fiscal 1998, the Compensation Committee consisted of Messrs. Gilbert, McNevin, Price, Wagner and Zippwald. The Company's executive compensation policy's aim is to attract, retain and motivate key employees while making sure that a relationship exists between executive compensation and the Company's performance. Accordingly, the Company policy of compensation for its executive officers is to combine annual base salaries with bonuses based upon corporate performance.

     Historically, the Company has been principally managed by an Executive Committee consisting of senior executive officers of the Company. The Executive Committee, as a unit, serves as the Company's "Chief Executive Officer". The Executive Committee currently consists of three members. The current members are Allan L. Bridgford, Chairman of the Board of Directors, Robert E. Schulze, President, and Hugh Wm. Bridgford, Chairman of the Executive Committee and Vice President. For the last several years, the Compensation Committee has determined that each member of the Executive Committee should be compensated on an equal basis with pro-rata adjustments for reduced work schedules.

     The current compensation plan sets forth a minimum base salary of $2,000 per week for each member of the Executive Committee plus incentive amounts that may be earned as additional future salary and/or as deferred contingent compensation ("bonuses"). The Compensation Committee deems continuity of management to be an important consideration for the long-term success of the business and, therefore, payments of bonuses are currently deferred over a five-year period. No interest is paid or accrued on the earned but unpaid bonuses. Consistent with the compensation policy for all of the Company's corporate officers, as discussed below, the principal factor used by the Compensation Committee to determine the bonuses to be paid the members of the Executive Committee is the measure of the Company's performance which is based upon the Company's pretax income and return on shareholders' equity for the current fiscal year.

     The Compensation Committee has elected not to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock or other similar plans. The Compensation Committee also directs that perquisite compensation be minimal for members of the Executive Committee. Members of the Executive Committee are not to be provided with country club memberships or other similar perquisites.

     Compensation for executive officers other than those on the Executive Committee are recommended to the Compensation Committee by the Executive Committee which regularly reports to the Board of Directors and the Compensation Committee on compensation matters relating to other corporate officers. All corporate officers, top-level managers and many midlevel managers receive compensation determined by performance based criteria, including both individual and team accomplishments.

                                          COMPENSATION COMMITTEE

                                          Paul A. Gilbert
                                          John W. McNevin
                                          Steven H. Price
                                          Norman V. Wagner II
                                          Paul R. Zippwald

                               PERFORMANCE GRAPHS

     The comparative stock performance graphs shown below compare the yearly change in cumulative value of Bridgford Foods Corporation's common stock with certain index values for both the five and ten year periods ended October 30, 1998. Both graphs set the beginning value of Bridgford common stock and the indexes at $100. All calculations assume reinvestment of dividends on a monthly basis. The five-year graph is in dollars and the ten-year graph is in thousands of dollars. The peer group consists of eighteen companies, including the Company, that comprised the Meat and Poultry Industry Group of Media General Financial Services. The group includes Bob Evans Farms, Inc.; Cagles', Inc.; Hormel Foods Corp.; Hudson Foods, Inc.; IBP, Incorporated; Thorn Apple Valley, Inc.; Tyson Foods, Inc.; Western Beef Inc. and others.

     NOTE: The stock price performance shown on the following graphs is not necessarily indicative of future price performance.


                              [PERFORMANCE GRAPH]



                                                   BRIDGFORD FOODS
                                                        CORP                    S&P 500 INDEX                PEER GROUP
                                                   ---------------              -------------                ----------
29-Oct-93                                              100.00                      100.00                      100.00
28-Oct-94                                               99.65                      104.01                      112.41
3-Nov-95                                                94.61                      133.11                      128.86
1-Nov-96                                                86.27                      162.19                      129.51
31-Oct-97                                              128.50                      214.70                      140.21
30-Oct-98                                              146.71                      261.92                      164.04




Source: Standard & Poor's Compustat Services, Inc.
Assumes $100 invested October 29, 1993
Assumes dividends reinvested
Fiscal year ending October 30, 1998

                                                  BRIDGFORD FOODS
                                                       CORP                    S&P 500 INDEX                PEER GROUP
                                                  ---------------              -------------                ----------
29-Oct-88                                              100.00                      100.00                      100.00
3-Nov-89                                               160.10                      125.58                      124.27
2-Nov-90                                               194.20                      119.70                      125.35
1-Nov-91                                               394.05                      154.64                      173.74
30-Oct-92                                              458.68                      169.81                      192.45
29-Oct-93                                              318.64                      194.95                      218.51
28-Oct-94                                              317.54                      202.76                      245.62
3-Nov-95                                               301.47                      259.49                      281.57
1-Nov-96                                               274.91                      316.18                      282.99
31-Oct-97                                              409.46                      418.55                      306.37
30-Oct-98                                              467.47                      510.60                      358.43



Source: Standard & Poor's Compustat Services, Inc.
Assumes $100 invested October 29, 1988
Assumes dividends reinvested
Fiscal year ending October 30, 1998

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no employment contracts and has no change in control agreements.

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Company is not aware of any transaction involving any member of the Compensation Committee that would require disclosure for "Compensation Committee Interlocks and Insider Participation".

                           RELATED PARTY TRANSACTIONS

     The Company is not aware of any related party transactions that would require disclosure.

                                   PROPOSAL 2

                   APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

     Subject to approval by the Company's shareholders, the Board of Directors adopted the 1999 Stock Incentive Plan (the "1999 Plan") on January 11, 1999. The primary purposes of the 1999 Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees and officers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

     Approval of the 1999 Plan will require the affirmative vote of the holders of a majority of the shares outstanding of common stock present or represented at the Annual Meeting and entitled to vote thereat. Proxies received in response to this solicitation for which no specific direction is included will be voted for approval of the 1999 Plan.

     The essential features of the 1999 Plan are summarized below. This summary does not purport to be a complete description of the 1999 Plan. The Company's shareholders may obtain a copy of the 1999 Plan upon written request to the Treasurer of the Company.

SUMMARY OF 1999 PLAN

     The 1999 Plan was adopted by the Board of Directors on January 11, 1999 subject to approval by the Company's shareholders. The 1999 Plan provides for the grant by the Company of options to purchase up to an aggregate of 900,000 shares of common stock. As of February 5, 1999, the seven officers of the Company and all other employees were eligible to participate.

     The 1999 Plan provides that it is to be administered by the Board of Directors or a committee, consisting of two (2) or more members, appointed by the Board of Directors (the "Administrator"). At the meeting of the Board of Directors on January 11, 1999, the Board of Directors appointed the Company's Executive Committee to be the Administrator. The Administrator has broad discretion to determine the persons entitled to receive options under the 1999 Plan, the terms and conditions on which options are granted and the number of shares subject thereto. The Administrator also has discretion to determine the nature of the consideration to be paid upon exercise of an option granted under the 1999 Plan.

     All options granted under the 1999 Plan are considered "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code (the "Code"). Options may be granted under the 1999 Plan for terms up to ten (10) years. The exercise price of options shall not be less than the fair market value of such shares on the date on which the option is granted; provided, however, that the exercise price shall not be less than 110% of fair market value if the person to whom the option is granted owns 10% or more of the outstanding stock of the Company. No optionee may be granted options under the 1999 Plan to the extent that the aggregate fair market value (determined as of the date of grant) of the shares of common stock with respect to which options are exercisable for the first time by the optionee during any calendar year would exceed $100,000.

     Options granted under the 1999 Plan are not assignable. Each option shall vest and be exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity pursuant to which the ownership of the outstanding voting capital shall change by at least 50%), the vesting of all options shall be automatically accelerated, and the Administrator may, in its discretion, provide for additional adjustments to such terms in order to preserve, but not to increase, the benefits to persons then holding options.

     Payment for shares upon exercise of an option must be made in full at the time of exercise. The form of consideration payable upon exercise of an option shall, at the discretion of the Administrator, be by: (a) cash; (b) check; (c) the surrender of shares of common stock owned by the optionee that have been held by the optionee for at least six (6) months, which surrendered shares shall be valued at fair market value as of the date of such exercise; (d) the optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the optionee; (f) the waiver of compensation due or accrued to the optionee for services rendered; (g) provided that a public market exists, a "same day sale" commitment from the optionee and an NASD dealer whereby the optionee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (h) provided that a public market for the common stock exists, a "margin" commitment from the optionee and an NASD dealer whereby the optionee irrevocably elects to exercise the option and to pledge the shares so purchased to the NASD dealer in a margin account as security for a loan from the NASD dealer in the amount of the exercise price, and whereby the NASD dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     As of February 5, 1999, no options have been granted under the 1999 Plan.

AMENDMENT AND TERMINATION OF THE 1999 PLAN

     The 1999 Plan may be altered, amended, suspended or terminated by the Board of Directors at any time. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any amendment or modification to the 1999 Plan. No amendment, modification or termination of the 1999 Plan shall affect or impair any rights or obligations under any option granted prior to the date of such amendment, modification or termination without the consent of the holder of such option. Unless previously terminated by the Board of Directors, the 1999 Plan will terminate on January 10, 2009.

SUMMARY OF FEDERAL TAX CONSEQUENCES

     The Company believes the following is a brief summary of the tax effects under the Code that may accrue to participants in the 1999 Plan. State and local income taxes, which may vary from locality to locality, are not discussed.

     No taxable income is recognized by an optionee or the Company upon either the grant or exercise of an incentive stock option. When an optionee sells or otherwise disposes of the shares acquired upon the exercise of an incentive stock option, the entire gain or loss realized will be treated as long-term capital gain if the disposition occurs more than one year after the option was exercised and more than two years after the date of grant of the option. If, however, the disposition occurs before either the one-year or two-year periods have elapsed (a "disqualifying disposition"), any gain realized will be taxed as ordinary income in an amount equal to the difference between the option price and either the fair market value of the shares at the time of exercise or the sale price, whichever is less, and the balance, if any, will be treated as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Special rules may apply in specific circumstances, such as the use of already-owned stock to exercise an incentive stock option. The Company will be entitled to a deduction for federal income tax purposes only to the extent that an optionee recognizes ordinary income upon a disqualifying disposition of shares. The difference between the option price and the fair market value of the shares acquired at the time of exercise of an incentive stock option will be an item of tax preference to an optionee for purposes of computing the alternative minimum tax under Section 55 of the Code.

TAX WITHHOLDING

     Under the 1999 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements with respect to any options exercised under the 1999 Plan.

                                   PROPOSAL 3

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has, subject to ratification by the shareholders, appointed PricewaterhouseCoopers as independent public accountants for the Company for the fiscal year commencing October 31, 1998. PricewaterhouseCoopers LLP has been the Company's independent public accountants since 1958.

     Proxies received in response to this solicitation will be voted in favor of the approval of such firm unless otherwise specified in the proxy. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of PricewaterhouseCoopers LLP will be present at the meeting and available for questions and will have the opportunity to make a statement if they so desire.

                                     VOTING

     Every shareholder, or his proxy, entitled to vote upon the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his or her votes on the same principle among as many candidates as he thinks fit. No shareholder or proxy, however, shall be entitled to cumulate votes unless such candidate or candidates have been nominated prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. Other than in connection with the election of directors, an affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received at the Company's principal office no later than October 13, 1999 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's 2000 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by December 25, 1999, the Company will be allowed to use its voting authority as outlined.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters to be acted upon at the meeting other than the election of directors, the approval of the 1999 Stock Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP. If, however, any other matter shall properly come before the meeting, the persons named in the proxy accompanying this statement will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

                              FINANCIAL STATEMENTS

     The annual report of the Company for the fiscal year ended October 30, 1998 accompanies this proxy statement but is not a part of the proxy solicitation material.


                                      By order of the Board of Directors


                                      William L. Bridgford
                                      Secretary


February 8, 1999

                                    FORM 10-K


The Corporation will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Corporation on Form 10-K for the fiscal year ended October 30, 1998, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on or about January 28, 1999. Requests for copies of such report should be directed to the Treasurer, Bridgford Foods Corporation, P.O. Box 3773, Anaheim, California 92803.

                          BRIDGFORD FOODS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      1999 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 10, 1999

The undersigned shareholder of BRIDGFORD FOODS CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 8, 1999, and hereby appoints Hugh Wm. Bridgford and Allan L. Bridgford, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of BRIDGFORD FOODS CORPORATION, to be held on March 10, 1999 at 10:00 a.m., local time, at the Four Points Sheraton, 1500 South Raymond Avenue, Fullerton, California, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:

   FOR all nominees listed below (except as indicated) [ ]

   WITHHOLD AUTHORITY (to vote for all nominees) [ ]

Hugh Wm. Bridgford       Allan L. Bridgford       Robert E. Schulze        Paul A. Gilbert
John W. McNevin          Steven H. Price          Norman V. Wagner II      Paul R. Zippwald

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Hugh Wm. Bridgford       Allan L. Bridgford       Robert E. Schulze        Paul A. Gilbert
John W. McNevin          Steven H. Price          Norman V. Wagner II      Paul R. Zippwald

2. PROPOSAL TO APPROVE COMPANY'S 1999 STOCK INCENTIVE PLAN:
                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. PROPOSAL TO RATIFY APPOINTMENT OF PricewaterhouseCoopers LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 1999:
                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

4. In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

                            (continued on reverse side)

                           (continued from reverse side)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE EIGHT DIRECTOR NOMINEES LISTED ABOVE, FOR THE APPROVAL OF THE COMPANY'S 1999 STOCK INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

----------------------------   # of shares           Dated:               , 1999
   Name (Please Print)                     ---------        --------------


                                                     ---------------------------
                                                             (Signature)


                                                     ---------------------------
                                                             (Signature)

                                                     (This Proxy should be
                                                     marked, dated and signed by
                                                     the shareholder(s) exactly
                                                     as his or her name appears
                                                     hereon, and returned
                                                     promptly in the enclosed
                                                     envelope. Persons signing
                                                     in a fiduciary capacity
                                                     should so indicate. If
                                                     shares are held by joint
                                                     tenants or as community
                                                     property, both should
                                                     sign.)